CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333–25663 on Form N-4 of our report dated February 25, 2022, relating to the financial statements of American Fidelity Separate Account B. We also consent to the reference to us under the heading “Custodian, Independent Auditor and Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ Deloitte & Touche LLP

Oklahoma City, Oklahoma

April 28, 2022

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement No. 333–25663 on Form N-4 of our report dated April 18, 2022, relating to the financial statements of American Fidelity Assurance Company. We also consent to the reference to us under the heading “Custodian, Independent Auditor and Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ Deloitte & Touche LLP

Oklahoma City, Oklahoma

April 28, 2022